Four Star Oil Company, Inc.
100 North Land Avenue,
Oil City, Louisiana 71061

Dated: April 21, 2015

Perkins Oil & Gas, Inc.
P.O. Box 21
Bonita California, 91908

Dear Mr. Hendricks,

Please find this letter as confirmation that the $5,500, payment and the Assignment of the Perkins Oil Slack (Perkins No. 001, Serial No. 192865) satisfies all outstanding invoices and that there are no past or current invoices outstanding. Also, that due to the Assignment of the Perkins Oil Slack there will not be any further invoices to Perkins Oil and Gas, Inc. Thank you for your business.

Yours Truly,

Joe Lanza
Four Star Oil Company, Inc.